                                                                    Exhibit 4.06

                                                              Chapman and Cutler
                                                              Draft 12/16/94



                      ____________________________________


                           UNITED CITIES GAS COMPANY

                                       to

                       Bank of America Illinois, Trustee

                               _________________

                                   INDENTURE

                        Dated as of [___________], 1995

                               _________________



                      ____________________________________

                               TABLE OF CONTENTS

           NOTE: This table of contents shall not, for any purpose, be deemed to be part of the Indenture.

SECTION                            HEADING                             PAGE

Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Recital of the Company  . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE ONE       DEFINITIONS AND OTHER PROVISIONS OF
                  GENERAL APPLICATION . . . . . . . . . . . . . . . . .  1

    Section 101.  Definitions . . . . . . . . . . . . . . . . . . . . .  1
       Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Authenticating Agent . . . . . . . . . . . . . . . . . . . . . .  2
       Board of Directors . . . . . . . . . . . . . . . . . . . . . . .  2
       Board Resolution . . . . . . . . . . . . . . . . . . . . . . . .  2
       Business Day . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Commission . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Company Request or Company Order . . . . . . . . . . . . . . . .  3
       Corporate Trust Office . . . . . . . . . . . . . . . . . . . . .  3
       corporation  . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . .  3
       Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Discount Security  . . . . . . . . . . . . . . . . . . . . . . .  3
       Dollar or $  . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Eligible Obligations . . . . . . . . . . . . . . . . . . . . . .  3
       Event of Default . . . . . . . . . . . . . . . . . . . . . . . .  3
       First Mortgage Bonds . . . . . . . . . . . . . . . . . . . . . .  4
       Government Obligations . . . . . . . . . . . . . . . . . . . . .  4
       Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Interest Payment Date  . . . . . . . . . . . . . . . . . . . . .  4
       Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Officers' Certificate  . . . . . . . . . . . . . . . . . . . . .  4
       Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . .  5
       Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       Periodic Offering  . . . . . . . . . . . . . . . . . . . . . . .  6
       Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

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       Place of Payment . . . . . . . . . . . . . . . . . . . . . . . .  6
       Predecessor Security . . . . . . . . . . . . . . . . . . . . . .  6
       Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . .  6
       Redemption Price . . . . . . . . . . . . . . . . . . . . . . . .  6
       Regular Record Date  . . . . . . . . . . . . . . . . . . . . . .  7
       Required Currency  . . . . . . . . . . . . . . . . . . . . . . .  7
       Responsible Officer  . . . . . . . . . . . . . . . . . . . . . .  7
       Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       Security Register; Security Registrar  . . . . . . . . . . . . .  7
       Special Record Date  . . . . . . . . . . . . . . . . . . . . . .  7
       Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . .  7
       Tranche  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . .  7
       United States  . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Section 102.  Compliance Certificates and Opinions . . . . . . . . .  8
   Section 103.  Form of Documents Delivered to Trustee . . . . . . . .  8
   Section 104.  Acts of Holders  . . . . . . . . . . . . . . . . . . .  9
   Section 105.  Notices, Etc. to Trustee and Company . . . . . . . .   10
   Section 106.  Notice to Holders of Securities; Waiver  . . . . . .   10
   Section 107.  Conflict with Trust Indenture Act  . . . . . . . . .   11
   Section 108.  Effect of Headings and Table of Contents . . . . . .   11
   Section 109.  Successors and Assigns . . . . . . . . . . . . . . .   11
   Section 110.  Separability Clause  . . . . . . . . . . . . . . . .   11
   Section 111.  Benefits of Indenture  . . . . . . . . . . . . . . .   11
   Section 112.  Governing Law  . . . . . . . . . . . . . . . . . . .   11
   Section 113.  Legal Holidays . . . . . . . . . . . . . . . . . . .   11

ARTICLE TWO   SECURITY FORMS  . . . . . . . . . . . . . . . . . . . .   12

   Section 201.  Forms Generally  . . . . . . . . . . . . . . . . . .   12
   Section 202.  Form of Trustee's Certificate of Authentication  . .   12
   Section 203.  Securities in Global Form  . . . . . . . . . . . . .   13

ARTICLE THREE    THE SECURITIES . . . . . . . . . . . . . . . . . . .   13

   Section 301.  Amount Unlimited; Issuable in Series . . . . . . . .   13
   Section 302.  Denominations  . . . . . . . . . . . . . . . . . . .   16
   Section 303.  Execution, Authentication, Delivery and Dating . . .   16
   Section 304.  Temporary Securities . . . . . . . . . . . . . . . .   19
   Section 305.  Registration; Registration of Transfer and Exchange    20
   Section 306.  Mutilated, Destroyed, Lost and Stolen Securities . .   22
   Section 307.  Payment of Interest  . . . . . . . . . . . . . . . .   23
   Section 308.  Persons Deemed Owners  . . . . . . . . . . . . . . .   24
   Section 309.  Cancellation . . . . . . . . . . . . . . . . . . . .   25
   Section 310.  Computation of Interest  . . . . . . . . . . . . . .   25
   Section 311.  Payment to Be in Proper Currency . . . . . . . . . .   25

   Section 312.  CUSIP Numbers  . . . . . . . . . . . . . . . . . . .   25

ARTICLE FOUR     REDEMPTION OF SECURITIES . . . . . . . . . . . . . .   26

   Section 401.  Applicability of Article . . . . . . . . . . . . . .   26
   Section 402.  Election to Redeem; Notice to Trustee  . . . . . . .   26
   Section 403.  Selection of Securities to Be Redeemed . . . . . . .   26
   Section 404.  Notice of Redemption . . . . . . . . . . . . . . . .   26
   Section 405.  Securities Payable on Redemption Date  . . . . . . .   27
   Section 406.  Securities Redeemed in Part  . . . . . . . . . . . .   28

ARTICLE FIVE     SINKING FUNDS  . . . . . . . . . . . . . . . . . . .   28

   Section 501.  Applicability of Article . . . . . . . . . . . . . .   28
   Section 502.  Satisfaction of Sinking Fund Payments with Securities  28
   Section 503.  Redemption of Securities for Sinking Fund  . . . . .   29

ARTICLE SIX      COVENANTS  . . . . . . . . . . . . . . . . . . . . .   29

   Section 601.  Payment of Principal, Premium and Interest . . . . .   29
   Section 602.  Maintenance of Office or Agency  . . . . . . . . . .   29
   Section 603.  Money for Securities Payments to Be Held in Trust  .   30
   Section 604.  Corporate Existence  . . . . . . . . . . . . . . . .   31
   Section 605.  Maintenance of Properties  . . . . . . . . . . . . .   31
   Section 606.  Statement as to Compliance; Notice of Default  . . .   32
   Section 607.  Waiver of Certain Covenants  . . . . . . . . . . . .   32

ARTICLE SEVEN    SATISFACTION AND DISCHARGE . . . . . . . . . . . . .   33

   Section 701.  Satisfaction and Discharge of Securities . . . . . .   33
   Section 702.  Satisfaction and Discharge of Indenture  . . . . . .   34
   Section 703.  Application of Trust Money . . . . . . . . . . . . .   35

ARTICLE EIGHT    EVENTS OF DEFAULT; REMEDIES  . . . . . . . . . . . .   36

   Section 801.  Events of Default  . . . . . . . . . . . . . . . . .   36
   Section 802.  Acceleration of Maturity; Rescission and Annulment .   37
   Section 803.  Collection of Indebtedness and Suits for Enforcement
                 by Trustee . . . . . . . . . . . . . . . . . . . . .   38
   Section 804.  Trustee May File Proofs of Claim . . . . . . . . . .   39
   Section 805.  Trustee May Enforce Claims Without Possession of
                 Securities . . . . . . . . . . . . . . . . . . . . .   40
   Section 806.  Application of Money Collected . . . . . . . . . . .   40
   Section 807.  Limitation on Suits  . . . . . . . . . . . . . . . .   40
   Section 808.  Unconditional Right of Holders to Receive Principal,
                 Premium and Interest . . . . . . . . . . . . . . . .   41
   Section 809.  Restoration of Rights and Remedies.  . . . . . . . .   41
   Section 810.  Rights and Remedies Cumulative . . . . . . . . . . .   42


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   Section 811.  Delay or Omission Not Waiver . . . . . . . . . . . .   42
   Section 812.  Control by Holders of Securities . . . . . . . . . .   42
   Section 813.  Waiver of Past Defaults  . . . . . . . . . . . . . .   42
   Section 814.  Undertaking for Costs  . . . . . . . . . . . . . . .   43
   Section 815.  Waiver of Stay or Extension Laws . . . . . . . . . .   43

ARTICLE NINE     THE TRUSTEE  . . . . . . . . . . . . . . . . . . . .   43

   Section 901.  Certain Duties and Responsibilities  . . . . . . . .   43
   Section 902.  Notice of Defaults . . . . . . . . . . . . . . . . .   44
   Section 903.  Certain Rights of Trustee  . . . . . . . . . . . . .   45
   Section 904.  Not Responsible for Recitals or Issuance of Securities 46
   Section 905.  May Hold Securities  . . . . . . . . . . . . . . . .   46
   Section 906.  Money Held in Trust  . . . . . . . . . . . . . . . .   46
   Section 907.  Compensation and Reimbursement . . . . . . . . . . .   46
   Section 908.  Disqualification; Conflicting Interests. . . . . . .   47
   Section 909.  Corporate Trustee Required; Eligibility  . . . . . .   48
   Section 910.  Resignation and Removal; Appointment of Successor  .   48
   Section 911.  Acceptance of Appointment by Successor . . . . . . .   50
   Section 912.  Merger, Conversion, Consolidation or Succession to
                 Business . . . . . . . . . . . . . . . . . . . . . .   51
   Section 913.  Preferential Collection of Claims Against Company  .   51
   Section 914.  Appointment of Authenticating Agent  . . . . . . . .   54
   Section 915.  Trustee's Application for Instructions from the
                 Company  . . . . . . . . . . . . . . . . . . . . . .   56

ARTICLE TEN      HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY  .   57

   Section 1001. Company to Furnish Trustee Names and Addresses
                 of Holders . . . . . . . . . . . . . . . . . . . . .   57
   Section 1002. Preservation of Information; Communications
                 to Holders . . . . . . . . . . . . . . . . . . . . .   57
   Section 1003. Reports by Trustee . . . . . . . . . . . . . . . . .   58
   Section 1004. Reports by Company.  . . . . . . . . . . . . . . . .   60

ARTICLE ELEVEN   CONSOLIDATION, MERGER, CONVEYANCE TRANSFER OR LEASE    60
   Section 1101. Company May Consolidate, Etc., Only on
                 Certain Terms  . . . . . . . . . . . . . . . . . . .   60
   Section 1102. Successor Corporation Substituted  . . . . . . . . .   61

ARTICLE TWELVE   SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . .   61
   Section 1201. Supplemental Indentures Without Consent of Holders .   61
   Section 1202. Supplemental Indentures with Consent of Holders  . .   63
   Section 1203. Execution of Supplemental Indentures . . . . . . . .   64
   Section 1204. Effect of Supplemental Indentures  . . . . . . . . .   65
   Section 1205. Conformity with Trust Indenture Act  . . . . . . . .   65
   Section 1206. Reference in Securities to Supplemental Indentures .   65

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   Section 1207. Modification Without Supplemental Indenture  . . . .   65

ARTICLE THIRTEEN MEETINGS OF HOLDERS  . . . . . . . . . . . . . . . .   66

   Section 1301. Purposes for Which Meetings May Be Called  . . . . .   66
   Section 1302. Call, Notice and Place of Meetings . . . . . . . . .   66
   Section 1303. Persons Entitled to Vote at Meetings . . . . . . . .   66
   Section 1304. Quorum, Action . . . . . . . . . . . . . . . . . . .   67
   Section 1305. Attendance at Meetings; Determination of
                 Voting Rights; Conduct and Adjournment of Meetings .   67
   Section 1306. Counting Votes and Recording Action of
                 Meeting  . . . . . . . . . . . . . . . . . . . . . .   68
   Section 1307. Action Without Meeting . . . . . . . . . . . . . . .   69

ARTICLE FOURTEEN IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                 OFFICERS AND DIRECTORS . . . . . . . . . . . . . . .   69

   Section 1401. Liability Solely Corporate . . . . . . . . . . . . .   69

ARTICLE FIFTEEN  CONVERSION OF SECURITIES . . . . . . . . . . . . . .   70

   Section 1501. Applicability: Conversion Privilege and
                 Conversion Price . . . . . . . . . . . . . . . . . .   70
   Section 1502. Exercise of Conversion Privilege . . . . . . . . . .   70
   Section 1503. Fractions of Shares  . . . . . . . . . . . . . . . .   71
   Section 1504. Adjustment of Conversion Price . . . . . . . . . . .   71
   Section 1505. Notice of Adjustment of Conversion Price . . . . . .   73
   Section 1506. Notice of Certain Corporate Action . . . . . . . . .   74
   Section 1507. Company to Reserve Common Stock  . . . . . . . . . .   75
   Section 1508. Taxes on Conversions . . . . . . . . . . . . . . . .   75
   Section 1509. Covenant as to Common Stock  . . . . . . . . . . . .   75
   Section 1510. Cancellation of Converted Securities . . . . . . . .   75
   Section 1511. Provisions in Case of Consolidation, Merger or
                 Sale of Assets . . . . . . . . . . . . . . . . . . .   75

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

     INDENTURE, dated as of [______________], 1995, between UNITED CITIES GAS COMPANY, a corporation duly organized and existing under the laws of the State of Illinois and the Commonwealth of Virginia (herein called the "Company") , having its principal office at 5300 Maryland Way, Brentwood, Tennessee 37027, and Bank of America Illinois, an Illinois banking corporation (hereinafter called the "Trustee"), having its Corporate Trust Office at 231 South LaSalle Street, Chicago, Illinois 60697.

                             RECITAL OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided; and all other things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 101.Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

        (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, however, that in determining generally accepted accounting principles applicable to the Company, the Company shall, to the extent required, conform to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company; and

        (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Articles Nine and Fifteen, are defined in such Articles.

     "Act" when used with respect to any Holder of a Security, has the meaning specified in Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person or Persons authorized by the Trustee to act on behalf of the Trustee to authenticate one or more series of Securities.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee thereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" when used with respect to a Place of Payment of any other particular location specified in the Securities of this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other specified location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by
Section 301.

     "Commission" means the Securities and Exchange Commission, as from to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.


     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 231 South LaSalle Street, Chicago, Illinois 60697, Attention: Corporate Trust Administration.

     "Corporation" means a corporation, association, company, joint stock company or business trust.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Default" means, with respect to the Securities of any series, any event which is, or after notice or the lapse of time or both would become, an Event of Default with respect to the Securities of such series.

     "Depositary" means with respect to the Securities of any series, or any Tranche thereof, issuable or issued in whole or in part in global form, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person,

     "Depositary" as used with respect to the Securities of any such series, or any Tranche thereof, shall mean the "Depositary" with respect to the Securities of that series or Tranche.

     "Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 802.

     "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "Eligible Obligations" means:

        (a) with respect to Securities denominated in United State Dollars, Government Obligations; or

        (b) with respect to Securities denominated in a currency other than United States Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities, as contemplated by Section 301.

     "Event of Default" has the meaning specified in Section 801.

     "First Mortgage Bonds" means one or more series of the Company's bonds issued under the Indenture of Mortgage dated as of July 15, 1959 from the Company to Bank of America Illinois (successor to Continental Bank, National Association) and Robert J. Donahue (successor to M.J. Kruger), as Trustees, as amended and supplemented from time to time.

     "Government Obligations" means:

        (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof, and

        (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company subject to Federal or state supervision or examination with a combined capital and surplus of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

     "Interest," when used with respect to a Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date," when used with respect to any Security means the Stated Maturity of an installment of interest on such Security.

     "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installation of principal become due and payable as therein or herein provided, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities deemed to have been paid in accordance with Section 701; and

          (c) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

          (x) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor;

          (y) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 802; and

          (z) the principal amount of any Security which is denominated in a currency other than U.S. Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be the amount of U.S. Dollars which could have been purchased by the principal amount (or, in the case of a Discount Security, the U.S. Dollar equivalent on the date determined as set forth below of the amount determined as provided in (y) above) of such currency or composite currently evidenced by such security, in each such case certified to the Trustee in an Officers' Certificate based (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 A.M. (New York time) in the City of New York on the fifth Business Day preceding any such determination or (ii) if on such fifth Business Day it shall not be possible or practicable to obtain such quotations from such three banks, on such other quotations or alternative methods of determination which shall be as consistent as practicable with the method set forth in (i) above.

       "Paying Agent" means any Person, including the Company, authorized by the Company to pay the principal of, and premium, if any, or interest, if any, on any Securities on behalf of the Company.

       "Periodic Offering" means an offering of Securities of a series from time to time the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

       "Person" means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any political subdivision, instrumentality or agency thereof.

       "Place of Payment" when used with respect to the Securities of any series, means the place or places, specified as contemplated by Section 301, at which, subject to Section 602, the principal of and premium, if any, and interest, if any, on the Securities of such series are payable.

       "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

       "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

       "Redemption Price" when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

       "Regular Record Date," for the interest payable on any Interest Payment Date on the Securities of any series, means the date specified for that purpose as contemplated by Section 301.

       "Required Currency" has the meaning specified in Section 311.

       "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

       "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

"Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

       "Special Record Date" for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 307.

       "Stated Maturity," when used with respect to any Security of any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

       "Tranche" means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.

       "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include such Person who is then a Trustee hereunder, and if any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

       "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 1205.

        "United States" means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

       Section 102. Compliance Certificates and Opinions. Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

       Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been compiled with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been compiled with.

       Section 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

       Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

       Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

       Section 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record of both are delivered to the Trustee and, where it is hereby expressly required, to the Company.
Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 901) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meetings of Holders shall be proved in the manner provided in Section 1306.

       (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

       (c)     The principal amount (except as otherwise contemplated in clause
(y) of the proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

       (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind the Holder of any Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

       (e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of the Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

       (f) Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

       (g) If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record dated is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date. If such a record date is not fixed, such record date shall be the later of 30 days prior to the first solicitation of such request, demand, authorization, direction, notice, consent, waiver or other Act or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 1001 prior to such solicitation.

        Section 105. Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
       Corporate Trust Administration, or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided), if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Treasurer, at 5300 Maryland Way, Brentwood, Tennessee 37027, or at any other address previously furnished in writing to the Trustee by the Company.

       Section 106. Notice to Holders of Securities; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such Notice.

       In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

       Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        Section 107. Conflict with Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

       Section 108. Effect of Headings and Table of Contents. The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

       Section 109. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

       Section 110. Separability Clause. In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 111. Benefits of Indenture. Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

       Section 112. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Illinois.

       Section 113. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the Board Resolution or Officers' Certificate which establishes the terms of such Securities or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, then no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

                                  ARTICLE TWO

                                 SECURITY FORMS

       Section 201. Forms Generally. The definitive Securities of each series shall be in substantially the forms thereof established in Board Resolutions or Officers' Certificates pursuant to Board Resolutions, or in indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the forms of Securities of any series are established in a Board Resolution or in an Officers' Certificate pursuant to a Board Resolution, such Board Resolution and Officers' Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

       The Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

       Section 202. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication shall be in substantially the form set forth below:

                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                             BANK OF AMERICA ILLINOIS,
                                             as Trustee



                                             By:__________________________
                                                  Authorized Signatory

     Section 203. Securities in Global Form. If Securities of a series, or any Tranche thereof, are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Securities. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons, as shall be specified therein or in the Company Order delivered to the Trustee pursuant to Section 303.

                                 ARTICLE THREE

                                 THE SECURITIES

     Section 301. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities will rank pari passu with all other unsecured indebtedness of the Company; provided, however, that if designated pursuant to Section 301(r), a particular series of Securities, or any Tranche thereof, may be collateralized by the Company's First Mortgage Bonds or other securities of the Company or other specified Person.

     The Securities may be issued in one or more series. Subject to the last paragraph of this Section, there shall be established in a Board Resolution or in an Officers' Certificate pursuant to a Board Resolution, or established in one or more indentures supplemental hereto, prior the issuance of Securities of any series,

          (a) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

          (b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 406 or 1206 and, except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

          (c) whether Securities of such series, or any Tranche thereof, may be issued in whole or in part in global form and, if so, the identity of the Depositary for such Securities in global form, and the terms and conditions, if any, upon which interests in such Securities in global form may be exchanged, in whole or in part, for the individual Securities represented thereby;

          (d) the Person or Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Person in whose name that Security (or one or more

     Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

          (e) the date or dates on which the principal of the Securities of such series is payable;

          (f) the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal, premium or interest shall bear interest, if any), or any method or methods by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 310;

          (g) the place or places where (1) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (2) any Securities of such series, or any Tranche thereof, may be surrendered for registration of transfer, (3) Securities of such series, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served;

          (h) the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

          (i) the obligation, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or analogous provisions or at the option of the Company or a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (j) the denominations in which Securities, if any, of such series, or any Tranche thereof shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

          (k) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

          (l) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than the currency of the United States);

          (m) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

          (n) if the amount of payments of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index, the manner in which such amounts shall be determined;

          (o) if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 802;

          (p) any Events of Default, in addition to those specified in Section 801, with respect to the Securities of such series, and any covenants of the Company for the benefit of the Holders of the Securities of such series in addition to those set forth in Article Six;

          (q) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other specified Person, in addition to, or in modification of, those set forth in Article Fifteen;

          (r) if the Securities of such Series, or any Tranche thereof, are to be collateralized by a series of the Company's First Mortgage Bonds or other securities of the Company or any other specified Person, a description of such securities and such other terms, if any, relating to the pledge and custody of such Securities;

          (s) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than United States Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 701;

          (t) if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

          (u) any exceptions to Section 113, or variation in the definition of "Business Day," with respect to the Securities of such series, or any Tranche thereof; and

          (v) any other terms of the Securities of such series, or any Tranche thereof, not inconsistent with the provisions of this Indenture.

     If any of the terms of the series, or any Tranche thereof, are established in a Board Resolution or in an Officers' Certificate pursuant to a Board Resolution, such Board Resolution and Officer's Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities. With respect to Securities of a series subject to a Periodic Offering, such Board Resolution or Officers' Certificate may provide general terms or parameters for the Securities of such series and provide either that the specific terms of particular Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with a Company Order as contemplated by the proviso of the third paragraph of Section 303.

     Section 302. Denominations. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

     Section 303. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman, its President, one of its Vice Presidents or any other duly authorized officer, under its corporate seal affixed thereto or reproduced thereon attested by its Secretary, one of its Assistant Secretaries or any other duly authorized officer. The signature of any or all of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall the bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication and delivery, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities; provided, however, that, with respect to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and make available for delivery Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, all pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by Company Order or pursuant to such procedures and (d) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.

     In authenticating Securities of any series, and accepting responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 901(a)(2)) shall be fully protected in relying upon, an Opinion of Counsel stating:

          (a) that the forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

          (b) that the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

          (c) that such Securities, when authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture, and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity; and

          (d) that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with and that all registration requirements in respect of the offer and sale of such Securities by the Company have been complied with;

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series and that the opinions described in clauses (b) and
(c) above may, alternatively, state, respectively,

          (x) that, when the terms of such Securities shall have been established pursuant to a Company Order or pursuant to such procedures as may be specified from time to time by a Company Order, all as contemplated by and in accordance with a Board Resolution or an Officers' Certificate pursuant to a Board Resolution, as the case may be, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

          (y) that such Securities, when (1) executed by the Company, (2) authenticated and delivered by the Trustee in accordance with this Indenture, (3) issued and delivered by the Company and (4) paid for, all as contemplated by and in accordance with the aforesaid Company Order or specified procedures, as the case may be, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 301 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

     If the form or terms of the Securities of any series have been established by or pursuant to a Board Resolution as permitted by Sections 201 or 301, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     If the Company shall establish pursuant to Section 301(c) that Securities of a series, or any Tranche thereof, may be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series or Tranche, authenticate and deliver one or more Securities in global form that
(i) shall represent and shall be denominated in an authorized aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series or Tranche and tenor to be represented by one or more Securities in global form (ii) shall be registered, if in registered form, in the name of the Depositary for such Security or Securities in global form or the nominee of such Depositary, (iii) shall be delivered to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect (with such modifications as are necessary to reflect the name of the Depositary):

     "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE

     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in so much as the registered owner hereof, Cede & Co., has an interest herein.

     Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Company by DTC or a successor depositary, this Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

     This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof only if (a) DTC is at any time unwilling or unable to continue as depositary and as a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners (as certified to the Company by DTC or a successor depositary) of all Securities of the series designated below."

     Each Depositary designated pursuant to Section 301(c) for a Registered Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or its agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

     Section 304. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

     Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company shall cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor definitive Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount.

     Unless otherwise specified as contemplated by Section 301 with respect to a temporary Security in global form, until so exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder.

     Section 305. Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at the office of the Security Registrar designated pursuant to Section 602 a register (referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and the registration of transfer thereof.

     Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount.

     Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Security in global form representing all or a portion of the Securities of a series, or any Tranche thereof, may not be transferred except as a whole by the Depositary for such series or Tranche to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or Tranche or a nominee of such successor Depositary.

     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

     If at any time the Depositary for the Securities of a series, or any Tranche thereof, notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or Tranche or if at any time the Depositary for the Securities of such series or Tranche shall no longer be eligible under Section 303, the Company, by Company Order, shall appoint a successor Depositary with respect to the Securities of such series or Tranche. If a successor Depositary for the Securities of such series or Tranche is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301(c) shall no longer be effective with respect to the Securities of such series or Tranche and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series or Tranche, will authenticate and deliver, Securities of such series or Tranche in definitive form in an aggregate principal amount and like terms and tenor equal to the principal amount of the Security or Securities in global form representing such series or Tranche in exchange for such Security or Securities in global form.

     The Company may at any time and in its sole discretion determine that individual Securities of any series, or any Tranche thereof, issued in global form shall no longer be represented by such Security or Securities in global form. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual definitive Securities of such series or Tranche and of the same terms and tenor, will authenticate and deliver individual Securities of such series or Tranche in definitive form in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series or Tranche in exchange for such Security or Securities in global form.

     If specified by the Company pursuant to Section 301 with respect to a series of Securities, or any Tranche thereof, the Depositary for such series or Tranche of Securities may surrender a Security in global form for such series or Tranche of Securities in exchange in whole or in part for individuals Securities of such series or Tranche in definitive form and of like terms and tenor on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of individual definitive Securities of such series or Tranche, shall authenticate and deliver, without service charge:

          (a) to the Depositary or to each Person specified by such Depositary a new individual Security or Securities of the same series or Tranche and of the same tenor, of authorized denominations, in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Security in global form; and

          (b) to such Depositary a new Security in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of the individual Securities delivered to Holders thereof.

     Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form shall be cancelled by the Trustee. Securities issued in exchange for a Security in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered or to the Depositary.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the Holder thereof or his attorney duly authorized in writing.

     Unless otherwise provided in a Board Resolution or an Officers' Certificate pursuant to a Board Resolution, or in an indenture supplemental hereto, with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 306 or 1206 not involving any transfer.

     The Company shall not be required (a) to issue, to register the transfer of or to exchange Securities of any series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of such series called for redemption or (b) to issue, to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     Section 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall at any time be enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 307. Payment of Interest; Interest Rights Preserved. Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this paragraph provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 20 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

          (b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     Section 308. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 309. Cancellation. All Securities surrendered for payment, redemption, conversion, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not theretofore canceled, shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be returned to the Company.

     Section 310. Computation of Interest. Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Section 311. Payment to Be in Proper Currency. In the case of any Securities denominated in any currency other than United States Dollars or in a composite currency (the "Required Currency"), except as otherwise provided therein, the obligation of the Company to make any payment of the principal thereof, or the premium or interest thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of Required Currency then due and payable.

     Section 312. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE FOUR

                            REDEMPTION OF SECURITIES

     Section 401. Applicability of Article. Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche) in accordance with this Article.

     Section 402. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an
Officers' Certificate.    The Company shall, at least 45 days prior to the
Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

     Section 403. Selection of Securities to Be Redeemed. If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Security Registrar from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or Tranche or any integral multiple thereof) of the principal amount of Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officers' Certificate, the Company shall have offered to purchase all Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities shall have been tendered to the Company for such purchase, the Trustee, if so directed by Company Order, shall select for redemption all such Securities which have not been so tendered.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

     Section 404. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 106 to the Holders to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

     All notices of redemption shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c)  the CUSIP number(s), if any;

          (d) if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part;

          (e) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

          (f) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

          (g)  that the redemption is for a sinking fund, if such is the case.

     With respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 701, such notice may state that such redemption shall be conditioned upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made.

     Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of nonsatisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     Section 405. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 307.

     Section 406. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security, without service charge, a new Security or Securities of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                  ARTICLE FIVE

                                 SINKING FUNDS

     Section 501. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of any series, or any Tranche thereof, except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, or any Tranche thereof, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 502. Each sinking fund payment shall be applied to the redemption of Securities of the series or Tranche in respect of which it was made as provided for by the terms of such Securities.

     Section 502. Satisfaction of Sinking Fund Payments with Securities. The Company (a) may deliver Outstanding Securities (other than any previously called for redemption) of a series or Tranche in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit Securities of such series or Tranche which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of such mandatory sinking fund payment; provided, however, that no Securities shall be applied in satisfaction of a mandatory sinking fund payment if such Securities shall have been previously so applied. Securities so applied shall be received and credited for such purpose by the Trustee at the

Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

     Section 503. Redemption of Securities for Sinking Fund. Not less than 45 days prior to each sinking fund payment date for the Securities of any series, or any Tranche thereof, the Company shall deliver to the Trustee an Officers' Certificate specifying:

          (a) The amount of the next succeeding mandatory sinking fund payment for such series or Tranche;

          (b) the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;

          (c)  the aggregate sinking fund payment;

          (d) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by the payment of cash;

          (e) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by delivering and crediting Securities of such series or Tranche pursuant to Section 502 and stating the basis for such credit and that such Securities have not previously been so credited, and the Company shall also deliver to the Trustee any Securities to be so delivered. If the Company shall not deliver such Officers' Certificate, the next succeeding sinking fund payment for such series or Tranche shall be made entirely in cash in the amount of the mandatory sinking fund payment. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 403 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 404. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 405 and 406.

                                  ARTICLE SIX

                                   COVENANTS

     Section 601. Payment of Principal, Premium and Interest. The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

     Section 602. Maintenance of Office or Agency. The Company shall maintain in each Place of Payment for the Securities of any series, or any Tranche thereof, an office or agency where such Securities may be presented or surrendered for payment, where such Securities may be surrendered for registration of transfer, exchange or conversion and where notices and demands to or upon the Company in respect of such Securities and this

Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency and prompt notice to the Holders of any such change in the manner
specified in Section 106.   If at any time the Company shall fail to maintain
any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of such Securities may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series, or any Tranche thereof, may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 106, of any such designation or rescission and of any change in the location of any such other office or agency.

     Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at any office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

     Section 603. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, or interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, prior to each due date of the principal of and premium, if any, or interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

     The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

          (a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on Securities of such series or Tranche in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of and premium, if any, or interest, if any, on the Securities of such series or Tranche; and

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

     Section 604. Corporate Existence. Subject to the rights of the Company under Article Eleven, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and the loss thereof will not adversely affect the interests of the Holders in any material respect.

     Section 605. Maintenance of Properties. The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

     Section 606. Statement as to Compliance; Notice of Default. The Company shall deliver to the Trustee, on or prior to June 1 in each year, a written statement, which need not comply with Section 102, signed by its principal executive officer, principal financial officer or principal accounting officer, stating, as to each signer thereof, that

          (a) a review of the activities of the Company during the immediately preceding twelve month period and of performance under this Indenture has been made under such officer's supervision, and

          (b) to the best of such officer's knowledge, based on such review, either (1) the Company has fulfilled all its obligations under this Indenture throughout such period or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (2) no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, specifying each such Event of Default known to such officer and the nature and status thereof.

     The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of any such Default or Event of Default.

     Section 607. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in (a) Section 602 or any additional covenant or restriction specified with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with
Section 602 or such additional covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (b) Section 604, 605, 606 or Article Eleven if before the time for such compliance the Holders of at least a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in the case of
(a) or (b), no such waiver shall extend to or affect such term, provision or condition except to the extent expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE SEVEN

                           SATISFACTION AND DISCHARGE

     Section 701. Satisfaction and Discharge of Securities. Any Security and Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee, in trust:

          (a)  money in an amount which shall be sufficient, or

          (b) in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee, shall be sufficient, or

          (c)  a combination of (a) or (b) which shall be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee:

          (x) if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited with the Trustee in accordance with this Section shall be held by the Trustee, in trust, as provided in Section 703; and

          (y) if Eligible Obligations shall have been deposited with the Trustee, an opinion of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the requirements set forth in clause (b) above have been satisfied.

     Upon receipt by the Trustee of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses
(x) and (y) above, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the Security or Securities or portions thereof with respect to which such deposit was made are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof is deemed to have been satisfied and discharged.

     If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by
Section 403 for selection for redemption of less than all the Securities of a series or Tranche, as the case may be.

     In the event that Securities which shall be deemed to have been paid as provided in this Section do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit with the Trustee of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

     Notwithstanding the satisfaction and discharge of any Securities as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 304, 305, 306, 404, 503 (as to notice of redemption), 602, 603, 907 and 914 and this Article Seven shall survive.

     The Company shall pay, and shall indemnify the Trustee and each Holder of Securities which are deemed to have been paid as provided in this Section against, any tax, fee or other charge imposed on or assessed against the Eligible Obligations deposited with the Trustee or the principal or interest received by the Trustee in respect of such Eligible Obligations.

     Anything herein to the contrary notwithstanding, if, at any time after a Security would be deemed to have been satisfied or discharged pursuant to this Section (without regard to the provisions of this paragraph), the Trustee shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, the indebtedness of the Company in respect of such Security shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain Outstanding.

     Section 702. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

               (1) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
          (B) Securities deemed to have been paid in accordance with Section
          701) have been delivered to the Trustee for cancellation; or

               (2) all Securities not theretofore delivered to the Trustee for cancellation (other than Securities described in clause (1) (A) above) shall be deemed to have been paid in accordance with Section 701;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     In the event there shall be Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of all series as to which it is Trustee and if the other conditions thereto are met. In the event there shall be two or more Trustees hereunder, then the effectiveness of each such instrument from each Trustee hereunder shall be conditioned upon receipt of such instruments from each other Trustee hereunder.

     Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 304, 305, 306, 404, 503 (as to notice of redemption), 602, 603, 907 and 914 and this Article Seven shall survive.

     Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer and turn over to the Company, subject to the lien provided by Section 907, any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities other than money and Eligible Obligations held by the Trustee pursuant to Section 703.

     Section 703. Application of Trust Money. Neither the Eligible Obligations nor the money deposited with the Trustee pursuant to Section 701, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 603; provided, however, that, so long as there shall not have occurred and be continuing an Event of Default, any cash received from such principal or interest payments on such Eligible Obligations deposited with the Trustee, if not then needed for such purpose, shall to the extent practicable, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 701 maturing at such times and in such amount as shall be sufficient to pay when due the principal of, the premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received by the Trustee, free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 907; and provided, further, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held by the Trustee in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 907.

                                 ARTICLE EIGHT

                         EVENTS OF DEFAULT; REMEDIES

     Section 801. Events of Default. "Events of Default," wherever used herein with respect to Securities of any series, means any one of the following events:

          (a) failure to pay any interest on any Security of such series within 30 days after the same becomes due and payable; or

          (b) failure to pay the principal of or premium, if any, on any Security of such series when the same becomes due and payable at its Maturity; or

          (c) failure to perform, or breach of, any covenant or warranty of the Company in this Indenture (other than a covenant or warranty of the Company a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than such series) for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (d) if an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness, for money borrowed of the Company (including an event of default under this Indenture with respect to Securities of any series other than such series), whether such indebtedness now exists of shall hereafter be created, shall happen and such event of default shall either (i) result in such indebtedness in an amount in excess of $15,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable or
     (ii) result from the failure by the Company to make any payment in excess of $15,000,000 of the principal of such indebtedness on the date it becomes due and payable (after the expiration of any applicable grace periods), and such acceleration shall not have been rescinded or annulled or such failure to make payment shall not have been cured, as the case may be, or such indebtedness shall not have been otherwise discharged, within a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such failure to make payment to be cured, as the case may be, or to cause such indebtedness to be otherwise discharged, and stating that such notice is a "Notice of Default" hereunder; provided, however, subject to the provisions of Sections 901 and 902, in the absence of actual knowledge of a Responsible Officer of the Trustee, as such officer, assigned to its Corporate Trust Department, the Trustee shall not be charged with knowledge of any event of default unless written notice thereof shall have been given to the Trustee by the Company, by the trustee then acting under any mortgage, indenture or other instrument (including any other trustee acting under this Indenture for any other series of Securities) under which such event of default shall have occurred, by the holder or an agent of any holder of such indebtedness, or by the Holders of at least 25% in principal amount of the Outstanding Securities of such series; or

          (e) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

          (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors; or

          (g) any other Events of Default specified with respect to Securities of such series.

     Section 802. Acceleration of Maturity; Rescission and Annulment. If an Event of Default shall have occurred and be continuing with respect to Securities of any series at the time Outstanding, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of such series may declare the principal amount (or, if any of the Securities of such series are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section
301) of all of the Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration such principal amount (or specified amount) shall become immediately due and payable; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of all such series, considered as one class, may make such declaration of acceleration, and not the Holders of the Securities of any one of such series.

     At any time after such a declaration of acceleration with respect to Securities of any series shall have been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

          (a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay:

               (1)  all overdue interest on all Securities of such series;

               (2) the principal of and premium, if any, on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

               (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities;

               (4)  all amounts due to the Trustee under Section 907; and

          (b) any other Event or Events of Default with respect to Securities of such series, other than the nonpayment of the principal of Securities of such series which shall have become due solely by such declaration or acceleration, shall have been cured or waived as provided in Section 813.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

     Section 803. Collection of Indebtedness and Suits for Enforcement by Trustee. If any Event of Default described in clause (a) or (b) of Section 801 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the

Holders of the Securities of the series with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, to the extent permitted by law, interest on premium, if any, and on any overdue principal and interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 907.

     If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

     If an Event of Default with respect to Securities of any series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 804. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, of any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustees shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 907) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holder, to pay to the Trustee any amounts due it under Section 907.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 805. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

     Section 806. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
907;

          SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal of and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, if any, respectively; provided, however, if such money was received from the liquidation or other disposition of the Company's First Mortgage Bonds or other securities of the Company or any other Person collateralizing a particular series of Securities, or any Tranche thereof, such money shall be applied pursuant to this clause SECOND, first to the payment of the amounts then due and unpaid upon the Securities of such series or any Tranche for principal of and premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, if any, respectively, and second, to the payment of the amounts then due and unpaid upon other Securities to the extent and in the manner otherwise set forth in this clause SECOND; and

          THIRD:  To the Company.

     Section 807. Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

          (b) the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

     Section 808. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 807) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 809. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

     Section 810. Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 811. Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 812. Control by Holders of Securities. If an Event of Default shall have occurred and be continuing in respect of a series of Securities, the Holders of a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Securities of any one of such series; and provided, further, that

          (a) such direction shall not be in conflict with rule of law or with this Indenture, and shall not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 813. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences except a default

          (a) in the payment of the principal of or premium, if any, or interest, if any, on any Security of such series, or

          (b) in respect of a covenant or provision hereof which under Section 1202 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 814. Undertaking for Costs. The Company and the Trustee agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of all series in respect of which such suit may be brought, considered as one class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

     Section 815. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE NINE

                                  THE TRUSTEE

        Section 901. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to Securities of any series,

               (1) the Trustee undertakes to perform, with respect to Securities of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


               (2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates of opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default with respect to Securities of any series shall have occurred and be continuing, the Trustee shall exercise, with respect to Securities of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

               (2)  the Trustee shall not be liable for any
         error of judgment made in good faith by a Responsible
         Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any one or more series, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, under this Indenture with respect to the Securities of such series; and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (d)    Whether or not therein expressly so
         provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


         Section 902. Notice of Defaults. Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 1003(c), notice of any Default hereunder known to the Trustee, unless such Default shall have been cured and waived; provided, however, that, except in the case of a Default in

The payment of the principal of or premium, if any, or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Securities of such series; and provided, further, that in the case of any Default of the character specified in Section 801(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 75 days after the occurrence thereof.

        Section 903. Certain Rights of Trustee.  Subject to the provisions of
Section 901:

                (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be therein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                (h) the Trustee shall not be charged with knowledge of any Event of Default with respect to the Securities or any series for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee assigned to the corporate trust department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of the Event of Default or (2) written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor on such Securities or by any Holder of such Securities; and

                (i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed, upon advice of counsel, by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

        Section 904. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statement of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


        Section 905. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, and Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 908 and 913, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

        Section 906. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

        Section 907. Compensation and Reimbursement.  The Company shall

                (a) pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                (b) reimburse the Trustee upon its request for all expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel, both internal and external), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

                (c) indemnify the Trustee and hold it harmless from and against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon measured or determined by the income of the Trustee) reasonably incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee in its capacity as Trustee other than property and funds held in trust under Section 703 (except as otherwise provided in Section 703).

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(d) or Section 801(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

        The provisions of this Section shall survive the termination of this Indenture.

        Section 908. Disqualification; Conflicting Interests.

                (a) If the Trustee shall have or acquire any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), and a Default has occurred and is continuing with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, and if the Default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, either eliminate such conflicting interest or resign with respect to the Securities of such series in the manner and with the effect hereinafter specified in this Article.

                (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit, in the manner and to the extent provided in Section 1003(c), to all Holders of Securities of such series notice of such failure.

                (c) Except in the case of a Default in the payment of the principal of or interest on any Security, or in the payment of any sinking fund or purchase fund installment, the Trustee shall not be required to resign as provided by this Section if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (1) the Default to which the conflicting interest relates may be cured or waived during a reasonable period and under the procedures described in such application and (2) a stay of the Trustee's duty to resign will not be inconsistent with the interests of the Holders. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.


                (d) Any resignation of the Trustee pursuant to this Section shall become effective only upon the appointment of a successor Trustee, and such successor Trustee's acceptance of such appointment, in the manner hereinafter specified in this Article.

        Section 909. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority and qualified and eligible under this Article. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company may serve as Trustee hereunder.

        Section 910. Resignation and Removal; Appointment of Successor.  (a)
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 911.

        (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 911 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the outstanding Securities of such series delivered to the Trustee and to the Company.

        (d)   If at any time:

                (1) the Trustee shall fail to comply with Section 908(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

                (2) the Trustee shall cease to be eligible under Section 909 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee with respect to all Securities or (y) subject to Section 814, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 911. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 911, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 911, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor

Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

        Section 911. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to the Securities of all series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

        (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee, upon payment of all sums owed to it, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

        (c) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all such rights, powers and trusts referred to in subsection (a) or (b) of this Section, as the case may be.

        (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

        Section 912. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

        Section 913. Preferential Collection of Claims Against Company. (a) Subject to subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders and the holders of other indenture securities, as defined in subsection (c) of this Section:

                (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in clause (2) of this paragraph, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the
         Trustee:

                (1) to retain for its own account (A) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, (B) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person and (C) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

                (2) to realize, for its own account, upon any property held by it as security for any such claim, if such property was held prior to the beginning of such three months' period;

                (3) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section, would occur within three months; or


                (4)    to receive payment on any claim referred to in clause
         (2) or (3) of this paragraph, against the release of any property held as security for such claim as provided in such clause (2) or (3), as they case may be, to the extent of the fair value of such property.

For the purposes of clauses (2), (3) and (4) of this paragraph, property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

        If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (1) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (2) in lieu of such apportionment, in whole or in part, to give the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply to the provisions of this paragraph as a mathematical formula.

        Any Trustee which has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

                (1) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months' period; and

                (2) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

        (b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from:

                (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

                (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in subsection (c) of this Section;

                (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

                (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self liquidating paper, as defined in subsection (c) of this Section.

         (c)   For the purposes of this Section only:

                (1) the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

                (2) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of this Section and (C) under which a default exists at the time of the apportionment of the funds and property held in such special account;

                (3) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                (4) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligations;

                (5) the term "Company" means any obligor upon the Securities; and

                (6) the term "Federal Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.

        Section 914. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Whenever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $25,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

        The provisions of Sections 308, 904 and 905 shall be applicable to each Authenticating Agent.

        If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee's certificate of authentication, and alternate certificate of authentication substantially in the following form:

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        BANK OF AMERICA ILLINOIS
                                        As Trustee


                                        By __________________________
                                           As Authenticating Agent


                                        By __________________________
                                           Authorized Signatory

        If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent (which, if so requested by the Company, may be an Affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Securities.

        Section 915. Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.
The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three business days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE TEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

        Section 1001. Company to Furnish Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee:

                (a) semiannually, not later than June 1 and December 1, in each year, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders as of the preceding May 15 or November 15, as the case may be, and

                (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

         excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

        Section 1002. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (1) contained in the most recent list furnished to the Trustee as provided in Section 1001 and (2) received by the Trustee in any other capacity. The Trustee may (1) destroy any list furnished to it as provided in Section 1001 upon receipt of a new list so furnished, (2) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than May 15 or November 15, a list containing the names and addresses of the Holders obtained from such information since the delivery of the next previous list, if any, and (3) destroy any list delivered to itself as Trustee which was complied from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered.

        (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

                (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 1002(a), or

                (2) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 1002(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

        If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 1002(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee by such applicants of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender by such applicants as aforesaid; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

        (c) Every Holder of Securities, by receiving and holding the same, shall be deemed to have agreed with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 1002(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 1002(b).

        Section 1003. Reports by Trustee. (a) The Trustee shall transmit to the Holders as hereinafter provided, on or prior to July 15 in each year, a brief report with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period, no report need be transmitted):

                (1)  any change in its eligibility and its qualifications under
         Section 909;

                (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 310(b) of the Trust Indenture Act;

                (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate nor more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

                (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in
         Section 913(b)(2), (3), (4) or (6);

                (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                (6) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported;

                (7) any additional issue of Securities which the Trustee has not previously reported; and

                (8) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities or the Securities of any series, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 902.

        (b) The Trustee shall transmit to the Holders, as provided in subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

       (c)  Reports pursuant to this Section shall be transmitted by mail

                (1) to all Holders, as their names and addresses appear in the Security Register;

                (2) to such Holders as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                (3) except in the case of reports pursuant to subsection (b) of this Section, to each Holder whose name and address is preserved at the time by the Trustee, as provided in Section 1002(a).

        (d) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any securities exchange.

     Section 1004.     Reports by Company.  The Company shall:

                (a) file with the Trustee, within 45 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                (c) transmit, within 30 days after the filing thereof with the Trustee, to the Holders, in the manner and to the extent provided in
         Section 1003(c) with respect to reports pursuant to Section 1003(a), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE ELEVEN

              CONSOLIDATION, MERGER, CONVEYANCE TRANSFER OR LEASE

        Section 1101. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or corporations or convey, transfer or lease its properties and assets substantially as an entirety to any Person or Persons, unless:

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
                (a) the corporation or corporations formed by such consolidation or into which the Company is merged or the Person or Persons which acquire by conveyance or transfer, or which lease, the properties and assets of the Company substantially as an entirety shall be a Person or Persons organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;


                (b) immediately after giving effect to such transaction and treating any indebtedness for borrowed money which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default or Default shall have occurred and be continuing; and

                (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance transfer or lease and such indenture supplemental hereto complies with this Article and that all conditions precedent herein provided for or relating to such transactions have been complied with.

        Section 1102. Successor Corporation Substituted. Upon any consolidation by the Company with or merger by the Company into any other corporation or corporations or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 1101, the successor corporation or corporations formed by such consolidation or into which the Company is merged or the Person or Persons to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person or Persons had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person or Persons shall be relieved of all obligations and covenants under this Indenture and the Securities Outstanding hereunder.

                                 ARTICLE TWELVE

                           SUPPLEMENTAL INDENTURES

        Section 1201. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article Eleven; or

                (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities, or any Tranche thereof (and if such covenants are to be for the benefit of less than all Securities, stating that such covenants are expressly being included solely for the benefit of such series or Tranche) or to surrender any right or power herein conferred upon the Company; or

                (c) to add any additional Events of Default with respect to all or any series of Securities Outstanding hereunder; or

                (d) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding; or

                (e)  to provide collateral security for the Securities; or

                (f) to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 201 and 301; or

                (g) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 911(b) ; or

                (h) to provide for the procedures required to permit the Company to utilize, at its option, a noncertificated system of registration for all, or any series or Tranche of, the Securities; or

                (i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served; provided, however, that any such place is located in New York, New York, Chicago, Illinois, Nashville, Tennessee or Los Angeles, California or in any other city located in the United States of America which has a population of at least 1,000,000 inhabitants; or

                (j) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such other provisions shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect.

        Without limiting the generality of the foregoing, if the Trust Indenture Act shall be amended at any time or times after the date of the execution and delivery of this Indenture and

                (x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect or evidence such changes or additional provisions; or

                (y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect such changes or elimination; or

                (z) if, by reason of any such amendment, one or more provisions which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein shall be deemed to be incorporated herein by reference or otherwise, or otherwise made applicable hereto, and shall no longer be required to be contained herein, the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect the elimination of such provisions.

        Section 1202. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the

        Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series or Tranche so directly affected,

                (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or the method of calculating such rate (or the amount of any installment of interest thereon) or yield or any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 802, or change the coin or currency (or other property) in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                (b) reduce the percentage in principal amount of the Outstanding Securities of such series or Tranche, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 1304 for quorum or voting, or

                (c) modify any of the provisions of this Section, Section 607 or Section 813, except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 911(b) and 1201(g).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or of one or more Tranches thereof, or which modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

        It shall not be necessary for any Act or Holders under this Section to approve the particular form or any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Section 1203. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 901) shall be fully protected in relying upon, an opinion of

Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

        Section 1204. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental Indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

        Section 1205. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

        Section 1206. Reference in Securities to Supplemental Indentures. Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for Outstanding Securities of such series or Tranche.

        Section 1207. Modification Without Supplemental Indenture. If the terms of any particular series of Securities shall have been established in a Board Resolution or an Officers' Certificate pursuant to a Board Resolution as contemplated by Section 301, and not in an indenture supplemental hereto, additions to, changes in or the elimination of any of such terms may be affected by means of a supplemental Board Resolution or Officers' Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or Officers' Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a Supplemental Indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or Officers' Certificate shall be deemed to be a "supplemental indenture" for purposes of Section 1204 and 1206.

                                ARTICLE THIRTEEN

                  MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

        Section 1301. Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

        Section 1302. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in
Section 1301, to be held at such time and at such place in Chicago, Illinois, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                (b) If the Trustee shall have been requested to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of 25% in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series and Tranches in the amount above specified, as the case may be, may determine the time and the place in Chicago, Illinois, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

                (c) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranche are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

        Section 1303. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranche, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

        Section 1304. Quorum, Action. The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders or Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1305(e), notice of the reconvening of any adjourned meeting shall be given as provided in Section 1302(a) not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.


        Except as limited by Section 1202, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

        Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

        Section 1305. Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Attendance at meeting of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.

        (b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

        (c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1302(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

        (d) At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

        (e) Any meeting duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

        Section 1306. Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        Section 1307.     Action Without Meeting.  In lieu of a vote of
Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in
Section 104.

                                ARTICLE FOURTEEN

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

        Section 1401. Liability Solely Corporate. No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever, shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.

                                ARTICLE FIFTEEN

                            CONVERSION OF SECURITIES

        Section 1501. Applicability: Conversion Privilege and Conversion Price. Securities of any series which are convertible into Common Stock, without par value, of the Company ("Common Stock") shall be convertible in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

        Subject to and upon compliance with the provisions of this Article Fifteen, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest one-hundredth of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the date specified for Securities of such series. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portions so called shall expire at the close of business on the Redemption Date, unless the Company defaults in making the payment due upon redemption.

        The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Prices") shall be the price specified in relation to Securities of such series pursuant to Section 301. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (1), (2), (3), (4) and (7) of Section 1504.

        Section 1502. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, together with the conversion notice duly executed, at any office or agency of the Company maintained for that purpose pursuant to Section 602, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (unless such Securities or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities or portions thereof being surrendered for conversion. No payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or, except as provided in Section 1504, on account of any dividends on the Common Stock issued upon conversion.

        Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1503.

        In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

        Section 1503. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fractions in an amount equal to the same fraction of the market price (determined as provided in the last sentence of paragraph 6 of Section 1504) at the close of business on the day of conversion.

        Section 1504. Adjustment of Conversion Price. (1) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        (2) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the market price (determined as provided in paragraph (6) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of such certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

        (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivisions become effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increases, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination become effective.

        (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidence of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in paragraph (1) of this Section), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the market price per share (determined as provided in paragraph (6) of this Section) of the Common Stock on the date fixed for such determination, reduced by the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

        (5) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1511 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination") within the meaning of paragraph (4) of this Section, and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

        (6) For the purpose of any computation under paragraph (2) and (4) of this Section, the market price on any date shall be deemed to be the average of the daily market prices for the ten consecutive Business Days selected by the Company commencing not less than ten nor more than 80 Business Days before the day in question. The closing price for each day shall be the last reported sales price regular way on the composite tape or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NASDAQ National Market System ("NASDAQ") or, if the Common Stock is not listed or admitted to trading on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NASDAQ member firm selected from time to time by the Company for that purpose.

        (7) The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (1), (2), (3) and (4) of this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

        (8) The Trustee has no duty to determine when an adjustment under this Article Fifteen should be made, how it should be made or what it should be.
The Trustee has no duty to determine whether a supplemental indenture under
Section 1511 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article Fifteen.

        Section 1505. Notice of Adjustment of Conversion Price;. Whenever the Conversion Price is adjusted as herein provided:

                (a) the Company shall compute the adjusted Conversion Price in accordance with Section 1504 and shall prepare a certificate signed by the Treasurer or an Assistant Treasurer, the Controller or an Assistant Controller of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and at each office or agency maintained for the purpose of conversion of Securities pursuant to
         Section 602; and

                (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be prepared by the Company, filed with the Trustee and mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

        Section 1506.     Notice of Certain Corporate Action. In case:

                (a) the Company shall declare a divided (or any other distribution) on Common Stock payable otherwise than in cash of its retained earnings; or

                (b) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                (c) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

Then the Company shall cause to be filed with the Trustee and at each office or agency maintained for the purpose of conversion of securities pursuant to Section 602, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or ten days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of any dividend, distribution, rights, warrants, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote on any such action.

        Section 1507. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Securities.

        Section 1508. Taxes on Conversions. The Company will pay any and all transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

        Section 1509. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 1508, the Company will pay all taxes, liens and charges with respect to the issue thereof.

        Section 1510. Cancellation of Converted Securities. All Securities delivered for conversion shall be delivered to the Trustee for cancellation and the Trustee shall dispose of the same as provided in Section 309.

        Section 1511. Provisions in Case of Consolidation, Merger or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other corporation or corporations, any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the corporation or corporations formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1501, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company (i) is not a corporation with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent corporation"), or an Affiliate of a constituent corporation and
(ii) failed to exercise his rights or election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by others than a constituent corporation or an

Affiliate thereof and in respect of which such rights or election shall not have been exercised ("nonelecting share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount as receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                           UNITED CITIES GAS COMPANY



(SEAL)                                     By
                                              _____________________________
                                              Title:
ATTEST:


_____________________________________
            Secretary

                                           BANK OF AMERICA ILLINOIS, Trustee





(SEAL)                                     By
                                              _____________________________
                                              Title:


ATTEST:



_____________________________________
            Title:

STATE OF ILLINOIS )
                  )  SS.:
COUNTY OF COOK    )

        On the ________ day of _______________, 1995, before me personally came
[         ], to me known, who, being by me duly sworn, did depose and say that
he is [             ] of United Cities Gas Company, an Illinois and Virginia
corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                    __________________________________
                                               Notary Public
(NOTARIAL SEAL)

STATE OF ILLINOIS )
                  )  SS.:
COUNTY OF COOK    )

        On the ____ day of _______________, 1995, before me personally came ________________________, to me known, who, being by me duly sworn, did depose
and say that he is a [                ] of Bank of America Illinois, one of the
corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal, that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                    __________________________________
                                               Notary Public
      (NOTARIAL SEAL)

                                                                    EXHIBIT 4.07

                                                              Chapman and Cutler
                                                                   Draft 12/9/94


                                 [FORM OF NOTE]

         [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL insomuch as the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Company by DTC or a successor depositary, this Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

         This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof only if (a) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners (as certified to the Company by DTC or a successor depositary) of all Securities of the series designated below.]

                                 [FACE OF NOTE]
                           UNITED CITIES GAS COMPANY
                          ___________ NOTE, SERIES __

Original Issue Date:                               Redeemable:  Yes ___ No ___
Interest Rate:                                     Initial Redemption Date:
Stated Maturity Date:                              Redemption Limitation Date:
Interest Payment Dates:                            Initial Redemption Price:
Regular Record Dates:                              Reduction Percentage:
Issue Price (%):


No. _____                                            Principal Amount
                                                     $______________
                                                     CUSIP

         UNITED CITIES GAS COMPANY, a corporation duly organized and existing under the laws of the State of Illinois and the Commonwealth of Virginia (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received,
hereby promises to pay to                                                , or
registered assigns, the principal sum of
                                                                    Dollars
on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, [semi-annually] in arrears on each Interest Payment Date, commencing with the Interest Payment Date next succeeding the Original Issue Date, and at Maturity, at the Interest Rate per annum, if any, specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business of the Trustee referred to on the reverse hereof on the Regular Record Date specified above for such interest (whether or not a Business Day), next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Issue Date specified above is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original

Issue Date to but excluding such Interest Payment Date shall be paid on the Interest Payment Date next succeeding such Interest Payment Date to the Holder hereof on the related Regular Record Date and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        If the Interest Rate per annum specified above shall be zero, the principal of this Security shall not bear interest except in the case of a default in payment of principal at Maturity and in such case the overdue principal of this Security shall bear interest at the Interest Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal shall bear interest at the Interest Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the due date for payment of said principal to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.

        Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation hereof at the office of Bank of America Illinois in Chicago, Illinois or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                               [REVERSE OF NOTE]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of _______________, 1995 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and Bank of America Illinois, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

         If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day.

        If, as specified on the face hereof, this Security is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified on the face hereof, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this Security to be redeemed.

        Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

         [Insert applicable provisions, if any, relating to the optional or mandatory redemption of Securities of this series pursuant to a sinking fund or at the election of the Holder.]

         Notice of redemption [(other than at the election of the Holder)] shall be given by mail to Holders of Securities, not less than 30 days or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

         In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         [Insert applicable provisions, if any, relating to the conversion of Securities of this series into common stock of the Company.]

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.


         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of Bank of America Illinois in Chicago, Illinois or such other office or agency as may be designated for such purpose by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.


         The Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000 and any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of Bank of America Illinois in Chicago, Illinois or such other office or agency as may be designated for such purpose by the Company from time to time.

         The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Illinois.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the State of Illinois or the city in which is located any office or agency maintained for the payment of principal of or premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to de duly executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto.



Dated: __________________                UNITED CITIES GAS COMPANY


                                         By _________________________
                                            Its

ATTEST: ____________________

  Its ______________________

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated: _____________________            BANK OF AMERICA ILLINOIS, as Trustee


                                        By _________________________
                                           Its _____________________

  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_____________________________________________________________________________
    [please insert social security or other identifying number of assignee]


_____________________________________________________________________________
            [please print or typewrite name and address of assignee]


_____________________________________________________________________________
the within Security of UNITED CITIES GAS COMPANY and does hereby irrevocably constitute and appoint _______________________________, Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: ___________________


                                        _______________________________________
                                        Notice:   The signature to this
                                                  assignment must correspond
                                                  with the name as written upon
                                                  the face of the Security in
                                                  every particular without
                                                  alteration or enlargement
                                                  or any change whatsoever.

                                                                    Exhibit 4.08



                       [FORM OF COMMON STOCK CERTIFICATE]
                             [FACE OF CERTIFICATE]

NUMBER                                                                 SHARES

                           UNITED CITIES GAS COMPANY
 INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS AND THE COMMONWEALTH OF
                                   VIRGINIA

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

This Certifies That

                                                                         CUSIP #

is the owner of

  fully paid and non-assessable shares of COMMON STOCK, without par value, of

                           UNITED CITIES GAS COMPANY

transferable by the holder hereof in person or by attorney, upon surrender of this certificate properly endorsed.

         This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated
_______________________________                   ____________________________
       SECRETARY                                           PRESIDENT

                                                   Countersigned and Registered:
                                                   HARRIS TRUST and SAVINGS BANK
                                                              (Chicago)
                                                    Transfer Agent and Registrar

                                                     By_________________________
                                                          Authorized Signature

                                     [SEAL]

                                                    ILLINOIS COMMERCE COMMISSION
                                                     IDENTIFICATION NO._________

                            [REVERSE OF CERTIFICATE]

The Corporation will furnish to each shareholder, upon request and without charge, a full statement of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class of the Corporation authorized to be issued, and the variations and relative rights and preferences between the shares and each series of Preferred Stock of the Corporation so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of Preferred Stock.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM -- as tenants in common                                UNIF GIFT MIN ACT___________Custodian__________
 TEN ENT -- as tenants by the entireties with right of                              (Cust)             (Minor)
            survivorship                                                            under Uniform Gifts to Minors
 JT TEN --  as joint tenants with right of survivorship                             Act____________
            and not as tenants in common                                                  (State)

    Additional abbreviations may also be used though not in the above list.

For value received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________ Attorney, to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated___________________________


                ________________________________________________
                Notice: The signature to this assignment must
                        correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.